EXHIBIT 99.1


 Possis Medical, Inc., to Present at the BMO Capital Markets Focus on
                    Healthcare Investor Conference

    MINNEAPOLIS--(BUSINESS WIRE)--Nov. 28, 2007--Possis Medical, Inc. (NASDAQ:POSS), today announced that it is participating in the BMO Capital Markets Focus on Healthcare Investor Conference at the Millennium Broadway Hotel in New York City on Wednesday, Dec. 5, 2007. Jules Fisher, vice president of finance and CFO, is scheduled to present a company overview and discuss Possis' pioneering medical technologies to conference attendees at 3 p.m. EST.

    Interested parties may gain access to a Webcast of the BMO Capital Markets presentation at www.possis.com. The Webcast will be archived on the Possis Website for 90 days.

    Possis Medical, Inc., develops, manufactures and markets pioneering medical devices for the large and growing cardiovascular and vascular treatment markets. The company's AngioJet System is the world's leading mechanical thrombectomy system with FDA approval to remove large and small thrombus from coronary arteries, coronary bypass grafts, peripheral arteries and veins, A-V grafts and native fistulas.

    CONTACT: POSSIS MEDICAL, INC.
             Jules L. Fisher, 763-450-8011
             Vice President, Finance and
             Chief Financial Officer
             Jules.Fisher@possis.com